Exhibit 99.77(o)


                  Transactions Effected Pursuant to Rule 10f-3

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                                                        Broker/Dealer From        Affiliated/Principal
Fund               Issuer            Date of Purchase   Whom Purchased            Underwriter or Syndicate
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
ING LargeCap       MF Global Ltd     7/18/2007          Citigroup Global Markets  ING Financial Markets
Growth  Fund
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